SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

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[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously.  Identify the previous filing by registration statement number,
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                                   [POSTCARD]

                     [BLUE RIBBON WITH "CNB" IN THE CENTER]


Important and Timely Improvements

Dear CNB Corporation Shareholder:

In the past year, CNB has been busy implementing new policies and other improvements - all designed to make the bank more efficient, competitive and successful:

     o Lending policies have been modernized, so that our bankers are better able to assess and take advantage of opportunities.

     o The salary structure for our employees has been updated to help attract and retain high-caliber personnel.

     o We've improved technology throughout the company and added email and voicemail capabilities, making it easier for employees to communicate with each other and, more importantly, with customers.

     o And we've created a Governance Committee and made other changes to meet modern high standards regarding accountability, openness and responsibility for public corporations.

CNB is on its way to becoming the hallmark of excellence for community banking. But without strong leadership, that vision will never be realized. Please vote for the "Blue Ribbon Slate" of director nominees and help keep CNB on the right path forward.

[GROUP PHOTO OF SLATE WITH THE CAPTION:

         The Blue Ribbon Slate of director nominees are pictured with the CNB Board Chairman and President.

         From left to right, H. Buck Cutts, Chairman, CNB Corporation Board of Directors; M. Russell Holliday; George Heyward Goldfinch, Jr.; William R. Benson; Paul R. Dusenbury; and R. Phil Hucks, President, CNB Corporation and The Conway National Bank.]

                                    The
                          CNB       Conway
                                    National
                                    Bank
                          Serving Our Community Since 1903
                                 Member FDIC

[REVERSE]

Support the Blue Ribbon Slate
For a Better CNB

The  BLUE  RIBBON  SLATE of  nominees  - Bill  Benson,  Paul  Dusenbury,  George
Goldfinch  and  Russell  Holliday  --  will  bring  business   expertise  and  a
competitive spirit to the Board of Directors of CNB Corporation.

How to vote for these candidates: A shareholder of record may simply sign, date and return the BLUE proxy form or vote in person at the annual shareholders meeting on Tuesday, May 9, 2006 - 5:30 PM, at the Conway Banking Office of CNB, 1411 Fourth Ave., Conway, SC.

For Questions or to Request a Proxy Form: CNB shareholders may call Phil Hucks, president, at (843) 488-8444 or email phil.hucks@conwaynationalbank.com.

CNB Corporation security holders should read the Corporation's proxy statement because it contains important information. The proxy statement has been mailed to shareholders. Copies of the proxy statement and other relevant documents may also be obtained, free of charge, from the website of the Securities and Exchange Commission (www.sec.gov). The identity of participants in the solicitation of proxies on behalf of the Corporation's board of directors and a description of their direct or indirect interests, by securities holdings or otherwise, is contained in the Corporation's proxy statement.

                                    The
                          CNB       Conway
                                    National
                                    Bank
                          Serving Our Community Since 1903
                                 Member FDIC